EXHIBIT 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) |__|

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)
New York (State of incorporation if not a U.S. national bank)		13-5160382 (I.R.S. employer identification no.)

One Wall Street, New York, N.Y. (Address of principal executive offices)		10286 (Zip code)

____________

Superior Energy Services, Inc. (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		75-2379388 (I.R.S. employer identification no.)

SESI, L.L.C. (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		76-0664124 (I.R.S. employer identification no.)

1105 Peters Road, L.L.C. (Exact name of obligor as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)		76-0664198 (I.R.S. employer identification no.)

Ace Rental Tools, L.L.C. (Exact name of obligor as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)		76-0664126 (I.R.S. employer identification no.)

Blowout Tools, Inc. (Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)		76-0111962 (I.R.S. employer identification no.)

Nautilus Pipe & Tool Rental, L.L.C. (Exact name of obligor as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)		76-0664127 (I.R.S. employer identification no.)

Connection Technology, L.L.C. (Exact name of obligor as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)		76-0664128 (I.R.S. employer identification no.)

Drilling Logistics, L.L.C. (Exact name of obligor as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)		76-0664199 (I.R.S. employer identification no.)

Environmental Treatment Investments, L.L.C. (Exact name of obligor as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)		76-0664200 (I.R.S. employer identification no.)

F. &. F. Wireline Service, L.L.C. (Exact name of obligor as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)		76-0664129 (I.R.S. employer identification no.)

Fastorq, L.L.C. (Exact name of obligor as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)		76-0664133 (I.R.S. employer identification no.)

H.B. Rentals, L.C. (Exact name of obligor as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)		72-1307291 (I.R.S. employer identification no.)

Hydro-Dynamics Oilfield Contractors, Inc. (Exact name of obligor as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)		72-1301473 (I.R.S. employer identification no.)

International Snubbing Services, L.L.C. (Exact name of obligor as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)		76-0664134 (I.R.S. employer identification no.)

Non-Magnetic Rental Tools, L.L.C. (Exact name of obligor as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)		76-0664213 (I.R.S. employer identification no.)

Oil Stop, L.L.C. (Exact name of obligor as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)		76-0664136 (I.R.S. employer identification no.)

Production Management Industries, L.L.C. (Exact name of obligor as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)		76-0664137 (I.R.S. employer identification no.)

Stabil Drill Specialties, L.L.C. (Exact name of obligor as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)		76-0664138 (I.R.S. employer identification no.)

Sub-Surface Tools, L.L.C. (Exact name of obligor as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)		76-0664195 (I.R.S. employer identification no.)

Superior Energy Services, L.L.C. (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		76-0664196 (I.R.S. employer identification no.)

SELIM LLC (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		72-1491884 (I.R.S. employer identification no.)

SEGEN LLC (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		72-1491885 (I.R.S. employer identification no.)

SE Finance LP (Exact name of obligor as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)		76-0668090 (I.R.S. employer identification no.)

Tong Rentals and Supply Company, L.L.C. (Exact name of obligor as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)		76-0664214 (I.R.S. employer identification no.)

Wild Well Control, Inc. (Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)		74-1873477 (I.R.S. employer identification no.)

1105 Peters Road Harvey, Louisiana (Address of principal executive offices)		70058 (Zip code)

____________

Senior Notes due 2011 (Title of the indenture securities)

1.         General information. Furnish the following information as to the Trustee:

            (a)         Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York

2 Rector Street, New York,  N.Y. 10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York

33 Liberty Plaza, New York, N.Y. 10045

Federal Deposit Insurance Corporation

Washington, D.C. 20429

New York Clearing House Association

New York, New York 10005

            (b)         Whether it is authorized to exercise corporate trust powers.

            Yes.

2.         Affiliations with Obligor.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

            None.

16.         List of Exhibits.

            Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.         A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.         A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

6.         The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.         A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

            Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 11th day of July, 2001.
THE BANK OF NEW YORK

By: /s/ MING SHIANG Name: MING SHIANG Title: VICE PRESIDENT

Exhibit 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2001, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$2,811,275
Interest-bearing balances	3,133,222
Securities:
Held-to-maturity securities	147,185
Available-for-sale securities	5,403,923
Federal funds sold and Securities purchased under agreements to resell	3,378,526
Loans and lease financing receivables:
Loans and leases held for sale	74,702
Loans and leases, net of unearned income	37,471,621
LESS: Allowance for loan and lease losses	599,061
Loans and leases, net of unearned income and allowance	36,872,560
Trading Assets	11,757,036
Premises and fixed assets (including capitalized leases)	768,795
Other real estate owned	1,078
Investments in unconsolidated subsidiaries and associated companies	193,126
Customers' liability to this bank on acceptances outstanding	592,118
Intangible assets
Goodwill	1,300,295
Other intangible assets	122,143
Other assets	3,676,375

Total assets	$70,232,359

LIABILITIES
Deposits:
In domestic offices	$25,962,242
Noninterest-bearing	10,586,346
Interest-bearing	15,395,896
In foreign offices, Edge and Agreement subsidiaries, and IBFs	24,862,377
Noninterest-bearing	373,085
Interest-bearing	24,489,292
Federal funds purchased and securities sold under agreements to repurchase	1,446,874
Trading liabilities	2,373,361
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	1,381,512
Bank's liability on acceptances executed and outstanding	592,804
Subordinated notes and debentures	1,646,000
Other liabilities	5,373,065

Total liabilities	$63,658,235

EQUITY CAPITAL
Common stock	1,135,284
Surplus	1,008,773
Retained earnings	4,426,033
Accumulated other comprehensive income	4,034
Other equity capital components	0

Total equity capital	6,574,124

Total liabilities and equity capital	$70,232,359

            I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

            We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	Directors